SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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PanAmerican Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PANAMERICAN BANCORP
3475 SHERIDAN STREET
HOLLYWOOD, FLORIDA 33021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 19, 2002

To the Shareholders of PanAmerican Bancorp:

     Notice is hereby given that the Annual Meeting of the Shareholders of PanAmerican Bancorp (“PanAmerican”) will be held at PanAmerican’s Corporate Office at 3475 Sheridan Street Hollywood, Florida on Thursday, September 19, 2002 at 5:00 p.m. local time for the following purposes:

1.	To elect five Class III Directors to serve until the 2005 Annual Meeting and to elect one Class II Director to serve until the 2004 Annual Meeting, and, in each case, until their successors have been elected and qualified,

2.	To adopt a Directors Stock Option Plan with a maximum aggregate number of Shares that may be subject to Options under the Plan shall be five hundred thousand (500,000) shares.

3.	To adopt an Employees Stock Option Plan with a maximum aggregate number of Shares that may be subject to Options under the Plan shall be five hundred thousand (500,000) shares; and

4.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 13, 2002 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders.

By Order of the Board of Directors,
Michael Golden
President and CEO

Hollywood, Florida
September 4, 2002

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING,
PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
RETURN IT IN THE ENCLOSED PREPAID ENVELOPE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT - ANNUAL MEETING OF SHAREHOLDERS
BENEFICIAL OWNERSHIP OF PANAMERICAN’S COMMON STOCK BY CERTAIN PERSONS AND BY MANAGEMENT
Item 1. ELECTION OF DIRECTORS
INFORMATION ABOUT MANAGEMENT
PROPOSALS TO ADOPT PANAMERICAN’S STOCK OPTION PLANS
Item 2: Adoption of a Directors Stock Option Plan.
Item 3: Adoption of an Employees Stock Option Plan.
SHAREHOLDER PROPOSALS
INDEPENDENT AUDITORS
OTHER MATTERS
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

PANAMERICAN BANCORP
3475 SHERIDAN STREET
HOLLYWOOD, FLORIDA 33021
(954) 985-3900

     This Proxy Statement is furnished to the holders of Voting Common Stock (the “Common Stock”) of PanAmerican Bancorp (“PanAmerican”) in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders of PanAmerican to be held on Thursday, September 19, 2002 (the “Annual Meeting”), or any adjournment thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about September 4, 2002.

     Shareholders who execute proxies will retain the right to revoke them at any time before they are exercised. If you sign and return the enclosed proxy, unless you indicate otherwise on the proxy, the Common Stock represented thereby will be voted as you indicate in favor of the nominees for Director of the Board of Directors, and all shares of Common Stock will be voted for approval on each of the separate votes on the stock option plans.

     Under the Delaware General Corporation Law (“DGCL”) and PanAmerican’s By-Laws (“By-Laws”), the presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The number of shares whose holders are present, or represented by proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the DGCL and the By-Laws, a plurality of the votes cast by the Common Stock must be voted in favor of each nominee in order to elect the nominee, and majority of the votes cast by the Common Stock, must be voted in favor of the Stock Option Plans. For voting purposes, all proxies marked “for”, “against”, “abstain”, or “withhold authority” will be voted in accordance with those instructions.

     The cost of solicitation of proxies by the Board will be borne by PanAmerican. In addition to solicitations by mail, employees of PanAmerican and its subsidiary may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of PanAmerican or its subsidiary will receive any compensation for their solicitation activities in addition to their regular compensation. PanAmerican will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of PanAmerican stock held of record by such persons.

     The Board has fixed the close of business on August 13, 2002 as the record date for determining which shareholders entitled to notice of and to vote at the Annual Meeting. There were 23,846,210 shares of Common Stock outstanding and entitled to vote at the close of business on August 13, 2002.

BENEFICIAL OWNERSHIP OF PANAMERICAN’S COMMON STOCK BY CERTAIN PERSONS AND BY
MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of PanAmerican’s Common Stock as of August 13, 2002, by each person known by PanAmerican to be the beneficial owner of more than five percent of any class of PanAmerican’s equity securities.

	Number of		Percent of
Name	Shares		Total

First Bancorp 1519 Ponce De Leone Ave Stop 23 San Juan PR 00908-0146	1,865,329		7.8%

Stephen L. Perrone 3475 Sheridan Street #104 Hollywood FL 33021	1,413,721	(2)	5.9%

Martin & Edith Stein 21331 Greenwood Ct Boca Raton, FL 33433	1,425,559		6.0%

Alberto Valle 3475 Sheridan St # 104 Hollywood, FL 33021	1,457,053	(3)	6.1%

1.	Information presented in this table has been obtained from the respective shareholders or from filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

2.	Number for shares includes 998,721 shares held by a limited partnership and 335,000 held by a corporation with respect to which Mr. Perrone has sole voting power and shared investment power and options to purchase 80,000 shares that are exercisable within 60 days.

3.	Number of shares includes 1,377,053 shares held by corporations with which Mr. Valle has sole voting and shared investment power and options to purchase 80,000 shares that are exercisable within 60 days.

The following table sets forth information concerning the beneficial ownership of Common Stock as of August 13, 2002, by each director, nominee for director, and executive officer who would be named in PanAmerican’s compensation table and by all directors and executive officers of PanAmerican as a group.

	Number of	Percent of
Name (1)	Shares	Total

R. David Butler, Jr. (2)	121,891	0.5%
Timothy S. Butler (3)	542,175	2.3%
Samuel S. Caliendo (4)	373,382	1.6%
Hugo A. Castro (5)	611,904	2.6%
Harold L. Connell	520,238	2.2%
Nelson Famadas (6)	872,086	3.7%
Harold C. Friend (7)	586,960	2.5%
Michael Golden (8)	958,000	4.0%
Floyd D. Harper	15,500	0.1%
Leonard F. Marinello (9)	751,428	2.8%
G. Carlton Marlowe (10)	283,829	1.2%
Philip C. Modder (11)	929,978	3.9%
James F. Partridge (12)	656,535	2.8%
Stephen L. Perrone (13)	1,413,721	5.9%
Eugene J. Strasser (14)	576,513	2.4%
Alberto Valle (15)	1,457,053	6.1%
All Directors and Executive Officers as a Group (16 persons)(16)	10,671,193	42.6%

1.	The business address of each of the persons identified above is at PanAmerican Bancorp, P.O. Box 6699, Hollywood, Florida 33081-0699.

2.	Number of shares includes options to purchase 91,841 shares that are exercisable within 60 days.

3.	Number of shares includes 83,334 shares owned by a trust to which Mr. Butler has sole voting and investment power and options to purchase 214,174 shares that are exercisable within 60 days.

4.	Number of shares includes options to purchase 80,000 shares that are exercisable within 60 days.

5.	Number of shares includes options to purchase 183,333 shares that are exercisable within 60 days.

6.	Number of shares includes 189,714 shares owned by Mr. Famadas’s wife

7.	Number of shares includes options to purchase 80,000 shares that are exercisable within 60 days and 134,211 shares owned by Mr. Friend as custodian for his children.

8.	Number of shares includes 266,000 shares held by a corporation and with respect to which Mr. Golden has sole voting and shared investment power.

9.	Number of shares includes options to purchase 80,000 shares that are exercisable within 60 days.

10.	Number of shares includes options to purchase 80,000 shares that are exercisable within 60 days.

11.	Number of shares includes options to purchase 47,730 shares that are exercisable within 60 days, and 91,844 shares owned by Mr. Modder’s wife.

12.	Number of shares includes options to purchase 80,000 shares that are exercisable within 60 days.

13.	See footnote (2) to preceding table.

14.	Number of shares includes 379,005 shares owned by Mr. Strasser’s wife and options to purchase 180,841 shares that are exercisable within 60 days.

15.	See footnote (3) to preceding table.

16.	Except as otherwise indicated above, the directors and officers own these shares directly.

Item 1. ELECTION OF DIRECTORS

     A total of six Directors are to be elected at the meeting. The Board is classified into three groups of Directors that serve staggered terms of three years each. The Board has nominated four Class III Directors, whose term of office will expire after the Annual Meeting, for re-election. In accordance with PanAmerican’s Certificate of Incorporation, which requires that the classes of its Directors be maintained as nearly equal as possible, the Board has designated that of the two new Directors elected in 2002, one will be designated as Class II and one will be designated as Class III.

     Accordingly, at the Annual Meeting, the shareholders will vote upon the election of five persons (including the four Directors whose regular term will expire) to the Board as Class III Directors to hold office until the 2005 annual meeting of shareholders and one person as a Class II Director to hold office until the 2004 annual meeting. In each case the term of the person elected will last until his or her successor is elected and qualified.

     The Board’s nominees for election are as follows:

•	Class III: James F. Partridge, Timothy S. Butler, G. Carlton Marlowe, Alberto Valle and Michael Golden

•	Class II: Nelson Famadas

     The persons designated as proxies intend to vote shares represented by properly executed proxies, in the absence of contrary instructions, in favor of the election of those nominees.

     All nominees have consented to serve as Directors, if elected. If at the time of the meeting any nominee should be unable to stand for election, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR.

     The following table provides information about the Directors and nominees for Director and about their present terms of office.

		PRESENT
		TERM
NAME	CLASS	EXPIRES	AGE	POSITION	DIRECTOR SINCE

R. David Butler, Jr. *	I	2003	52	Director	December 1994
Hugo A. Castro **	I	2001	58	Director	February 2001
Samuel S. Caliendo	II	2001	51	Director	September 2001
Harold L. Connell	I	2003	58	Director	February 2000
Harold C. Friend, M.D.	I	2003	54	Director	December 1994
Leonard F. Marinello **	I	2001	62	Director	September 2001
Philip C. Modder	II	2001	60	Director	June 1992
Stephen L. Perrone	II	2001	58	Director	September 2001
Eugene J. Strasser, M.D.	II	2001	54	Director	December 1992

Director Nominees:

Timothy S. Butler *	III	2002	51	Director	December 1992
Nelson Famadas	II	2002	53	Director	April 2002
Michael Golden	III	2002	58	President and CEO	April 2002
G. Carlton Marlowe	III	2002	52	Director	February 2000
James F. Partridge	III	2002	71	Chairman of the Board	April 2000
Albert Valle	III	2001	63	Director	September 2001

*	Timothy S. Butler and R. David Butler, Jr. are cousins.

**	The son of Hugo A. Castro is married to the daughter of Leonard F. Marinello.

     The following information about PanAmerican’s Directors and nominees for Director, relating to their principal occupations or employment, name and principal business of the corporation or other organization in which their occupation or employment is carried on, and other affiliations, has been furnished to PanAmerican by the respective Directors.

     JAMES F. PARTRIDGE: Mr. Partridge, Chairman of the Board of PanAmerican Bancorp, also serves as Chairman of the Audit & Examining and Compensation Committees. He retired as President of Visa International, Latin American and Caribbean Region in 1999 after serving since 1978. At present he serves as a Strategic Director on the Regional Board of directors and is Chairman of its Executive & Planning Committee. He joined the management of Visa International, as Vice-President in charge of the Development Division for the Western United States, Latin America and Asia-Pacific in 1978.

     HAROLD L. CONNELL: Mr. Connell, a Director and former President and CEO of PanAmerican, is currently CEO of CP Capital Group, on Brickell Avenue in Miami, a financial services group formed by Mr. Connell in 1995. Mr. Connell’s banking career spans two decades with such organizations as First Financial in Tampa, Florida, Atlantic Bank in Jacksonville, Florida, The European American Bank in New York City and Meritor Savings Bank in Philadelphia. In Miami, Mr. Connell was Chief Financial Officer of Pan American Banks, a New York Stock Exchange listed company that was acquired by NCNB, now Bank of America, in 1986. From 1989 to 1992, Mr. Connell was President and CEO of Sendero Corporation, a wholly owned subsidiary of Fiserv, Inc. a consulting and software development firm specializing in assisting bank management in managing interest-rate risk or asset liability for financial institutions. During his three years with Sendero, the company’s client base exceeded 1,000 banks worldwide. Mr. Connell is a graduate and past instructor of both the American Bankers Association Investment School and the Stonier Graduate School of Banking.

     HUGO A. CASTRO: Mr. Castro has served as a Director of PanAmerican since February 2001. Mr. Castro is currently President, Chief Executive Officer and a Director of PanAmerican Bank. Mr. Castro previously served as President and Chief Executive Officer of Eastern National Bank in Miami, Florida, during 1999. Mr. Castro was an Executive Vice President with TotalBank in Miami, Florida from 1996 through 1998. From 1994 to 1996, he was Executive Vice President with Intercontinental Bank, Miami, Florida, having joined Intercontinental upon the acquisition of Commercial Trust Bank, Miami, Florida in 1993. Mr. Castro was the President and a founding shareholder of Commercial Trust Bank, Miami, Florida from 1988 to 1993.

     ROBERT DAVID BUTLER, JR.: Mr. Butler has served as a Director of PanAmerican since 1994. Mr. Butler attended Carson-Newman College and the University of Tennessee and graduated with degrees in Business Administration, English, and Music. Mr. Butler retired from Eastern Airlines after fifteen years of service, in June of 1991. Mr. Butler resides in Coconut Grove, Florida, as a retired investor.

     TIMOTHY S. BUTLER: Mr. Butler has served as a Director of PanAmerican since 1992, is a member of PanAmerican’s Audit Committee as well as a Director of the Bank. Mr. Butler attended Florida State University, Tallahassee, Florida, and Broward Community College, Fort Lauderdale, Florida. He has served as the President of Butler Properties Ltd. since 1971 which manages the family assets consisting of farm land and various other real estate holdings. From January 1989 to June 1992, Mr. Butler served as an Associate Director of Mizner Bank in Boca Raton, Florida.

     SAMUEL S. CALIENDO: Mr. Caliendo joined the Board of PanAmerican in September 2001. Mr. Caliendo has lived in South Florida for more than 30 years. He has served as Vice President of Consolidated Construction, Inc., a commercial builder, since 1992; as President of Park Avenue Creative Decorating, Inc., a specialty residential decorating firm, since 1992, and as President of Shoreline Realty, Inc., a residential MLS realtor, since 1985. Mr. Caliendo is a graduate of Pompano Beach High School and of Florida State University, with a degree in Business and Government.

     NELSON FAMADAS, Ph.D.: Dr. Famadas has been a Director of Southern Security since April 2002. Dr. Famadas serves on the Board of various civic and charitable organizations both in Puerto Rico and Florida. He is also a member of the board of a community-based Home Health Agency, as well as of two non-profit Hospitals. He is presently an Adjunct Professor at Florida International University’s School of Business Administration, lecturing in Operations Management. Dr. Famadas is Chairman and CEO of Gables Holding Corporation, a real estate development company, with over $116 millions of projects under development.

     HAROLD C. FRIEND, M.D.: Dr. Friend has served as a Director of PanAmerican since 1994 and is a member of the Audit Committee. Dr. Friend has been a prominent resident of South Florida for 23 years. He received his B.A. from the University of Texas, and his M.D. degree from the University of Texas Southwestern Medical School in 1972. Dr. Friend is a board-certified Neurologist, practicing in Boca Raton, Florida. He has been active in numerous business activities, including past membership of the Advisory Board of Mizner Bank (Boca Raton, Florida), President of Puget Sound Yellow Taxi, a transportation company located in Seattle, Washington from June, 1993 to October, 1996, and President of the Neuroscience Center in Boca Raton, Florida from June 1985 to the present. Dr. Friend has also held past and present positions with the Southern Region of the Boy Scouts, Executive Board of United Way, and the Local and International Rotary. Dr. Friend’s biography is published in multiple editions of Who’s Who of the South and South West, and the World.

     MICHAEL GOLDEN: Mr. Golden has been in the investment banking /securities business for over 30 years. He was a Senior Vice President and Partner at Solomon Smith Barney prior to starting his own firm First Colonial Securities Group, Inc., in 1989, which was sold in December of 2000. Mr. Golden was a Founder and Vice Chair of Carnegie Bank of New Jersey, which was sold to Sovereign Bank in 1998, at a significant profit to the shareholders. He was also a vice-chairman of Admiralty Bank of South Florida. His firm, First Colonial raised the majority of the capital for both of these banks including performing the M&A work. He has also been on the board of many other banks and industrial companies. Mr. Golden is the Chairman of Franklin National Holding Corp., the parent to Franklin National Financial Group, LLC Corp., a member of the NASD & SIPC. He was a member of the Board of Directors and Vice President of the Executive Committee of the Jewish Federation of South Palm Beach County, Florida, a Trustee of the Donna Klein Jewish Academy, President of the South Jersey Chapter of the American Heart Association and a Trustee of the Cooper Hospital of South Jersey.

     LEONARD F. MARINELLO: Mr. Marinello has served as the Chairman of the Board of the Bank since June 2000. Mr. Marinello has been President and Chief Executive Officer of Allied Plating Supplies, Inc., a company engaged in the metal finishing business, from 1957 to the present, where he has been active in all phases of the business including domestic sales, international sales, manufacturing and finance. Mr. Marinello was a Director of Commercial Trust Bank from 1988 to 1993, when it was sold. During this time, he was an active member of that bank’s Loan and Audit Committees. Mr. Marinello has also served as a director of several privately held companies, including Allied Plating Supplies, Inc. (Chairman), Arch Drain Block Co. (Chairman), Brick Oven Pizzeria and Royal Sport, Inc. Mr. Marinello is a graduate of the University of Miami, where he received a Bachelor’s degree in Finance.

     G. CARLTON MARLOWE: Mr. Marlowe is a member of the Bank’s Asset/Liability Committee, Directors’ Loan & Discount Committee and Audit Committee. Mr. Marlowe was born and raised in Lexington, Kentucky, and moved permanently to South Florida in 1970, settling in Boca Raton in 1983. He received his B.A. Degree from the University of Virginia in 1970, and his J.D. Degree from the University of Miami School of Law in 1973. He practiced law in Fort Lauderdale with several firms from 1973 until 1980. Since 1980, Mr. Marlowe has been a Partner in the Law Firm of G. Carlton Marlowe, P.A., with offices in both Fort Lauderdale and Boca Raton. His family founded, owned and operated the Bank of Whitesburg in Kentucky from 1932 until 1986 when it was sold. In 1987 he became one of the founding shareholders of Mizner Bank in Boca Raton. Mr. Marlowe is active in various bar associations and professional organizations in the South Florida area and has served as Chairman of the Business Development Committee of the Boca Raton Chamber. Mr. Marlowe also serves as Vice President of The Marlowe Corporation which manages the family assets consisting of marketable securities and various real estate and business investments.

     PHILIP C. MODDER: Mr. Modder, Director of PanAmerican, served as President of PanAmerican Bancorp from 1992 to February 2000 and has been involved in the banking industry in Palm Beach County, Florida, for over 25 years. Mr. Modder was educated at the University of Wisconsin, Racine Wisconsin, Evangel College, Springfield, Missouri, Palm Beach Community College, Lake Worth, Florida and Florida Atlantic University, Boca Raton, Florida which granted him a Bachelor of Science Degree in 1969, in the academic areas of Finance and Accounting. Prior to organizing PanAmerican, Mr. Modder was President and Chief Executive Officer and an organizing director of Mizner Bank located in Boca Raton, Florida, from March 1987 to May 1992. Prior thereto, Mr. Modder served as Senior Vice President of Caribank of Palm Beach County. Prior to that time, Mr. Modder served as Senior Vice President and Area Manager of Atlantic National Bank for five years and Vice President and Branch Manager for eight years at Sun Bank. Mr. Modder has also served as an instructor for the American Institute of Banking.

     STEPHEN L. PERRONE: Mr. Perrone is Founder and President of Brickell Bay Capital Group, a private investment firm, which was formed in 1996. Prior to this, Mr. Perrone was a Partner with the Law Offices of Shutts & Bowen in Miami, Florida, where he began his law career in 1968. During his time as a Partner at Shutts & Bowen, Mr. Perrone was involved in corporate mergers and acquisitions; formation and structuring of investment vehicles for U.S. and non-U.S. investors and businesses and U.S. income and estate planning matters. Mr. Perrone is also a Certified Public Accountant, licensed in Florida. Mr. Perrone has been active in community affairs, having been past President of the Miami Downtown Lions Club, and the Coral Gables — South Miami Khoury Baseball League, where he was active for twelve years. He was a founding member and still is on the Board of the Archdiocese of Miami Education Foundation. He has also served on the Boards of Gulliver Schools and the Miami City Ballet.

     EUGENE J. STRASSER, M.D.: Dr. Strasser has served as a Director of PanAmerican since 1992. Dr. Strasser received his B.S. from the University of Maryland in 1968. He attended the University of Maryland Medical School in Baltimore, Maryland in 1972. He is licensed by the American Medical Board as a Board Certified General Surgeon and a Board Certified Plastic and Reconstructive Surgeon. He has established a private hospital, CosmePlast Center, in Coral Springs, Florida, where he has practiced medicine since 1981.

     ALBERTO VALLE: Mr. Valle has served as a Director of the Bank since August 2000. He is also the Chairman of the Technology Steering Committee and the Task Force Committee, a Sub-Committee of the Audit and Examining Committee, and a member of the Directors’ Loan & Discount Committee, Asset/Liability & Investment Committee, and the Audit and Examining Committee, since August 2000. Mr. Valle attended the Havana Institute in Havana, Cuba, where he received a Bachelor’s degree in Science. He has been employed with BMC Investments, Athlone of Florida, Inc. since March 1987, where he is responsible for direct supervision of new developments in Stuart, Florida and real estate holdings in Palm Beach county. Mr. Valle was a director of Commercial Trust Bank from 1988 to 1993, when it was sold. He also served as Vice President and Lending Officer for Commercial Bank & Trust Company from 1985 to 1988.

INFORMATION ABOUT MANAGEMENT

Committees of the Board

     The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. Nominations for positions on the Board are passed upon by the Board as a whole. The Board will review and consider Shareholders’ suggestions of nominees for Director that are submitted in writing to the Board, at the address of PanAmerican’s principal executive office, not less than 120 days in advance of the date of PanAmerican’s proxy statement is released to Shareholders in connection with the previous year’s Annual Meeting of Shareholders. The defined purposes and current membership of the Audit Committee and the Compensation Committee are as follows.

     Audit Committee . The Audit Committee has responsibility for general oversight of PanAmerican’s internal auditors, reviewing PanAmerican’s annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of PanAmerican’s financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Audit Committee also has responsibility for making a recommendation to the Board regarding the selection of PanAmerican’s independent auditors. The Audit Committee met one time during 2001. James F. Partridge, Harold C. Friend, and Timothy S. Butler serve on the Audit Committee.

Audit Committee Report

     The Audit Committee has reviewed and discussed the audited financial statements for the 2001 fiscal year with the Company’s management and with the independent auditors, and it has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented and in effect. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented and in effect, and has discussed with the independent accountant the independent accountant’s independence. Based on the foregoing discussions and review, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the 2001 fiscal year be included in the Company’s Annual Report on Form 10-KSB for the 2001 fiscal year as filed with the Securities and Exchange Commission.

James F. Partridge	Harold C. Friend	Timothy S. Butler

     The information provided in the preceding paragraph will not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, unless in the future the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

     The members of the Audit Committee are independent within the meaning of Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

     The Board of Directors adopted a written charter for the Audit Committee on April 30, 2002.

     Compensation Committee : PanAmerican has a Compensation Committee composed of James F. Partridge, G. Carlton Marlowe, and Stephen L. Perrone. The Compensation Committee is responsible for negotiating any future employment agreements for executive officers, their amendments, stock option plans, 401-K’s, and other compensation agreements for executive officers. The Compensation Committee was first organized in February 2001 and did not meet during 2001.

Board and Committee Meetings

     The Board of Directors held seven meetings in fiscal year 2001, and all of the Directors attended at least 75% of the aggregate of (a) the total number of meeting of the Board held during the period for which they served as Director, and (b) the total number of meetings held by all Committees of the Board on which they serve, except that R. David Butler (71%), Harold C. Friend (50%), Leonard Marinello (67%), Stephen L. Perrone (67%), Eugene Strasser (43%), and Alberto Valle (67%) of the total meetings applicable to each.

Compensation of Directors

     At present PanAmerican does not compensate any of its Directors for their services to PanAmerican as Directors, although it is planning such action in the future, including but not limited to grants of stock options, subject to applicable regulatory limitations and shareholder approval which is included herein. PanAmerican may reimburse its Directors for their costs incurred for attending meetings of the Board of Directors.

Compensation of Management

     The following Table shows information concerning annual and long-term compensation to certain Executive Officers for services to the Company for the years ended December 31, 2001, 2000, and 1999. The table includes information on the Company’s President and CEO , Harold L. Connell, Director and Regional President Palm Beach County, Philip C. Modder, and the Bank’s President and CEO Hugo A. Castro, (collectively, the “Named Executive Officers”). No other current executive officer earned more than $100,000 in salary and bonus in 2001.

	Annual Compensation				Long-Term Compensation

Name and			Other Annual		Securities Underlying	LTIP	Other
Principal Position	Year	Salary	Compensation		Options/SARs (#)	Layouts	Compensation
Harold L. Connell,	2001	$125,000	$19,800	(1)	0	-0-	$-0-
Director, former	2000	$125,000	$0	(1)	125,000	-0-	$-0-
President & CEO	1999	$0	$0	(1)	0	-0-	$-0-

Philip C. Modder,	2001	$125,000	$17,000	(1)	0	-0-	$-0-
Director & Regional	2000	$125,000	$17,000	(1)	23,865	-0-	$-0-
President Palm Beach County	1999	$125,000	$17,000	(1)	128,454	-0-	$-0-

Hugo A. Castro,	2001	$150,000	$19,800	(1)	0	-0-	$-0-
Director, President &	2000	$125,000	$19,800	(1)	250,000	-0-	$-0-
CEO PanAmerican Bank	1999	$0	$0		0	-0-	$-0-

(1)	Includes Term Life Insurance premiums and automobile allowances of $10,800 to Messrs. Modder, Connell and Castro.

The following table shows information concerning options granted to Named Executive Officers during the fiscal year ended December 31, 2001.

Option / SAR Grants in Last Fiscal Year

			Exercise or
	Number of Securities Underlying	% of Total Options/SAR's Granted to	Base Price	Expiration
Name	Options/SAR's Granted	Employees in Fiscal Year	($/Share)	Date

Harold L. Connell	0	0%	-0-	-0-
Hugo A. Castro	0	0%	-0-	-0-
Philip C. Modder	0	0%	-0-	-0-

The following table shows information concerning option exercises and year-end option values for options held by the Named Executive Officers.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option SAR Values

Value of Unexercised In-the-
	Shares Acquired	Value	Number of Securities Underlying Unexercised	Money Options/SAR's at FY-
Name	on Exercise	Realized	Options/SAR's at FY-End	End

Philip Modder	-0-	-0-	444,489 / 0	$-0-(2)
Harold L. Connell	-0-	-0-	58,333 / 66,167	$-0-(3)
Hugo A. Castro	-0-	-0-	116,666 / 133,334	$-0-(3)

(1)	There is no market for the Company’s Common Stock, and any shares issued upon exercise of the options would have been restricted under the Securities Act.

(2)	Average option exercise price was $0.43 per share

(3)	Average option exercise price was $0.35 per share.

Employment Agreements

     The Bank entered into an Employment Agreement with Hugo A. Castro, dated April 20, 2000, under which he serves as its President and CEO. The agreement automatically renews for a one year term on April 1 of each year, unless either party notifies the other, sixty days prior to the ending date. No such notice was delivered in 2002. Mr. Castro’s Employment Agreement provides that he will receive: a minimum base salary of $125,000 per annum, which will increase to $150,000 when the Bank’s capital increases to $6,000,000 and to $175,000 when the Bank’s capital reaches $100,000,000; health, hospitalization, and disability benefits; life insurance; and an automobile or an automobile allowance. Mr. Castro’s Employment Agreement also provided for the grant to him of options to purchase 250,000 shares of Class A common stock at $.35 per share that vested as to 50,000 shares on April 1, 2000, and as to the options for the remaining 200,000 shares, one third at the end of each successive year. The options are exercisable for a period of 5 years after vesting, but terminate 90 days after his separation from employment for any reason.

     The Bank entered into an Employment Agreement with Philip C. Modder, dated April 25, 2000, under which he serves as its Regional President, Palm Beach County. The agreement automatically renews for a one year term on April 1 of each year, unless either party notifies the other, sixty days prior to the ending date. No such notice was delivered in 2002. Mr. Modder’s Employment Agreement provides that he will receive: a minimum base salary of $125,000 per annum; health, hospitalization, and disability benefits; life insurance; and an automobile or an automobile allowance.

     The Employment Agreements above contain provisions for payment of one year of compensation to the executive in the event of termination without cause. Messrs. Castro and Modder and other executive officers of the Company and the Bank will be considered for inclusion in a management incentive bonus plan and the executive stock option plan which will be presented for Board consideration in the near future.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires PanAmerican’s directors, executive officers and persons who own more than 10% of PanAmerican’s common stock, to file with the Securities and Exchange Commission reports of their beneficial ownership and changes in ownership of common stock of PanAmerican. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of Section 16(a) reports furnished to PanAmerican, we believe that none of the foregoing persons failed to file during 2001 on a timely basis the reports required to be filed by them under Section 16(a) of the Exchange Act.

PROPOSALS TO ADOPT PANAMERICAN’S STOCK OPTION PLANS

     By resolution adopted on January 22, 2002 and amended May 31, 2002, the Board approved and recommended for approval by PanAmerican’s stockholders the adoption of a Directors Stock Option Plan (“Director Plan”) and an Employees Stock Option Plan (“Employees Plan”).

     A copy of the proposed Directors Stock Option Plan is attached as Appendix A and the proposed Employees Stock Option Plan is attached as Appendix B.

     Item 2: Adoption of a Directors Stock Option Plan.

The purpose of the Directors Stock Option Plan is to provide incentives in the form of grants of nonqualified stock options to nonemployee directors of the Company. The grants will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company’s continued success and progress. This program will also assist the Company in attracting and retaining nonemployee directors. The maximum aggregate number of Shares that may be subject to Options under the Plan shall be five hundred thousand (500,000) shares. If an Option should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to such Option shall, unless the Plan has then terminated, be available for other Options under the Plan. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option under this Plan. The grant of an Option to a Recipient in any year does not require the grant of an Option to such Recipient in any other year. Furthermore, the Company may grant different Options to different Recipients and has full discretion to choose whether to grant Options to any Eligible Person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the sizes of their Options, including, without limitation: (i) the financial condition of the Company; and (ii) the expected profits for the current or future years. Recipients may include persons to whom stock options previously were granted under this or another plan of the Company, whether or not the previously granted stock options have been fully exercised or vested. A Recipient’s right, if any, to continue to serve the Company and its Affiliates as a director will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any Affiliate, as the case may be, to remove at any time the Recipient from the Board, as provided in the Company’s bylaws.

     Item 3: Adoption of an Employees Stock Option Plan.

The purpose of the Employees Stock Option Plan is to further the interests of the Company by providing incentives in the form of grants of incentive stock options and nonqualified stock options to key employees and other persons who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions or strategic relationships with the Company and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company’s continued success and progress. This program will also assist the Company in attracting and retaining key persons. The maximum aggregate number of Shares that may be subject to Awards under the Plan shall be five hundred thousand (500,000) shares. If an Award should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to such Award shall, unless the Plan has then terminated, be available for other Awards under the Plan

     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTORS STOCK OPTION PLAN AND THE EMPLOYEES STOCK OPTION PLAN.

     Unless marked otherwise, proxies received by PanAmerican will be voted in favor of adoption of the proposed Directors Stock Option Plan as it appears in Exhibit A and the Employees Stock Option Plan as it appears in Exhibit B.

SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in the Proxy Statement for the next annual meeting must be submitted on a timely basis for the 2003 Annual Meeting of Shareholders. Shareholder proposals will be timely only if received by PanAmerican at its principal executive offices no later than February 28, 2003, unless the 2003 Annual Meeting date is moved more than 30 days from the date it was held in 2002, in which case proposals must be received a reasonable date prior to the date that proxy materials are sent out for the 2003 Annual Meeting. PanAmerican currently anticipates that it may hold its 2003 Annual Meeting in May of 2003. Any such proposals, as well as any questions related thereto, should be directed to PanAmerican Bancorp, Attn: Investor Relations, 3475 Sheridan Street Hollywood, Florida 33021.

INDEPENDENT AUDITORS

     The Board has selected the firm of McGladrey & Pullen, LLP (“McGladrey”), Fort Lauderdale, Florida, as the independent auditors to examine the accounts of PanAmerican for the 2002 fiscal year. A representative of McGladrey is expected to attend the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. No member of McGladrey has any past or present interest, direct or indirect, in PanAmerican or its subsidiary.

Audit Fees

     PanAmerican engaged McGladrey to perform an audit of PanAmerican’s annual financial statements for the year ended December 31, 2001 and to provide reviews of the financial statements contained in its Form 10-QSBs for that year, and McGladrey billed PanAmerican an aggregate of $51,495 for those services.

Financial Information Systems Design and Implementation Fees

     McGladrey did not render any services for financial information systems design and implementation for the year ended December 31, 2001.

All Other Fees

     PanAmerican also engaged McGladrey to provide tax and other non-audit related services for the year ended December 31, 2001 for aggregate fees of $8,470.

OTHER MATTERS

     Except for the matters set forth above, the Board knows of no other matters which may be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgement in such matters.

     PanAmerican’s 2001 Annual Report to Shareholders, although not a part of this Proxy Statement, is enclosed.

     A copy of PanAmerican’s Annual Report on Form 10-KSB for the fiscal year 2001 may be obtained without charge by any shareholder of record by written request to PanAmerican Bancorp, Attn: Investor Relations, 3475 Sheridan Street, Hollywood, Florida 33021.

APPENDIX A

Southern Security Bank Corporation
Directors Stock Option Plan

     1.     Purpose. The purpose of the Southern Security Bank Corporation Directors Stock Option Plan (the “Plan”) is to further the interests of Southern Security Bank Corporation, a Delaware Company (the “Company”), by providing incentives in the form of grants of nonqualified stock options to nonemployee directors of the Company. The grants will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company’s continued success and progress. This program will also assist the Company in attracting and retaining nonemployee directors.

     2.     Definitions. The following definitions shall apply to this Plan:

(a) “Affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

(b) “Authorized Shares” means the total number of shares which the charter or articles of incorporation of the Company permits the Company to issue.

(c) “Board” means the board of directors of the Company.

(d) “Change in Control” means any of the following events:

(i) any person (as such term is used in Section 13(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 30% or more of the Company’s outstanding voting shares or of securities of the Company that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing 30% or more of the combined voting power of all Voting Securities of the Company;

(ii) individuals who, as of the Effective Date of the Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

(iii) approval by the shareholders of the Company of either of the following:

A. a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the Voting Securities resulting from such Merger in substantially the same proportions as immediately before such Merger; or

B. a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee as constituted by the Board from time to time. If the Compensation Committee ceases to exists for whatever reason, “Committee” means the Board.

(g) “Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share of the Company.

(h) “Company” means Southern Security Bank Corporation.

(i) “Date of Grant” means the date or time when the Company completes the corporate action constituting the grant of an Option.

(j) “Effective Date” means the date as determined in Section 16 herein.

(k) “Eligible Person” means any individual who serves or has in the past served the Company as a nonemployee director.

(l) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means the fair market value of the Common Stock. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the mean between the high and low sales prices of the Common Stock as reported by The NASDAQ Stock Market on that date or, if the Common Stock is listed on a stock exchange, the mean between the high and low sales prices of the stock on that date, as reported in The Wall Street Journal. If trading in the stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine in good faith the fair market value of the Shares, at least one time each calendar year, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company’s current and projected earnings.

(n) “Initial Public Offering” means the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Exchange Act covering the sale and offer of the Common Stock.

(o) “Option” means an option granted pursuant to the Plan that entitles the Recipient to purchase stock of the Company.

(p) “Option Agreement” means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of an Option granted to the Recipient.

(q) “Option Shareholder” shall mean a Recipient who has acquired shares upon exercise of an Option.

(r) “Option Shares” means Shares that a Recipient receives upon exercise of an Option.

(s) “Plan” means the Southern Security Bank Corporation Directors Stock Option Plan as amended from time to time.

(t) “Recipient” means an Eligible Person who is granted an Option.

(u) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(v) “Subsidiary” means any Company that is a “subsidiary Company” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions of the Plan applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent Company” with respect to the Company under Section 424(e) of the Code.

     3.     Administration. This Plan will be administered by the Committee. The Committee has the exclusive power to select the Recipients of Options pursuant to this Plan, to establish the terms of the Options granted to each Recipient, and to make all other determinations necessary or advisable under the Plan, provided that all Option grants shall be approved by the Board. The Committee has the sole and absolute discretion to determine whether the performance of an Eligible Person warrants an Option under this Plan, and to determine the size of the Option. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan’s administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient’s affiliation with the Company for purposes of the Plan. Any determinations made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

     4.     Shares Subject to Plan. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be five hundred thousand (500,000) shares. If an Option should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to such Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

     5.     Eligibility. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option under this Plan. The grant of an Option to a Recipient in any year does not require the grant of an Option to such Recipient in any other year. Furthermore, the Company may grant different Options to different Recipients and has full discretion to choose whether to grant Options to any Eligible Person.

     The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the sizes of their Options, including, without limitation: (i) the financial condition of the Company; and (ii) the expected profits for the current or future years. Recipients may include persons to whom stock options previously were granted under this or another plan of the Company, whether or not the previously granted stock options have been fully exercised or vested. A Recipient’s right, if any, to continue to serve the Company and its Affiliates as a director will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any Affiliate, as the case may be, to remove at any time the Recipient from the Board, as provided in the Company’s bylaws.

     6.     Options. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient will satisfy the following requirements:

(a) Written Agreement. Each Option granted to a Recipient will be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

(b) Number of Shares. Each Option Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

(c) Exercise Price. The exercise price of each Share subject to a Option shall equal the exercise price designated by the Committee on the Date of Grant.

(d) Duration of Option. An Option shall expire on the tenth anniversary of its Date of Grant or at such earlier or later date as is set by the Committee in establishing the terms of the Option at grant. If a Recipient’s term as a director with the Company terminates before the expiration date of an Option granted to the Recipient, the Option shall expire on the date stated in the Option Agreement. If no date is provided in the Option Agreement, the Option shall expire on the earliest of the dates described in subsections (f), (g), and (h) of this Section.

(e) Vesting of Option. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time. In addition, in the event that a Change in Control occurs, all of the shares of Stock subject to the Option shall become immediately exercisable.

(f) Death. In the case of the death of a Recipient, an Option granted to the Recipient shall expire on the date that is eighteen (18) months after the Recipient’s death, or if earlier, the Option’s expiration date, unless the Committee sets an earlier or later expiration date in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of such eighteen-month period. During the period beginning on the date of the Recipient’s death and ending on the date the Option expires, the Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 10 herein.

(g) Disability. In the case of the total and permanent disability of a Recipient and a resulting termination of directorship with the Company, an Option granted to the Recipient shall expire eighteen (18) months after the Recipient’s last day as a director, or, if earlier, the Option’s expiration date, unless the Committee sets an earlier or later expiration date in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of such eighteen-month period. During the period beginning on the date of the Recipient’s termination as a director by reason of disability and ending on the date the Option expires, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 10 herein.

(h) Termination of Service. If a Recipient ceases to serve as a director of the Company for any reason other than death or disability (as described above), an Option granted to the Recipient shall lapse ninety (90) days following the last day that the Recipient is a director. Notwithstanding any provisions set forth herein, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or Subsidiary, (ii) breach any covenant not to compete or agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that could have a material adverse effect on the Company, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is a director of the Company.

(i) Conditions Required for Exercise. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Option Agreement. Each Agreement shall specify any additional conditions required for the exercise of the Option.

(j) Method of Exercise. An Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the President of the Company, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised. Payment of the Exercise Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made either (i) in cash or in immediately available or next day funds; (ii) through the tender to the Company of shares of Stock which are already owned by the Recipient and which shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; (iii) to the extent permitted by applicable law and not prohibited by any agreement to which the Company is a party, by the delivery of cash in an amount equal to the par value of the shares of Stock for which the Option is being exercised and the execution and delivery of a non-recourse, partial recourse or full recourse promissory note of the Recipient to the Company in the principal amount equal to the balance of such exercise price and having a interest rate and other terms acceptable to the Company; (iv) to the extent permitted by applicable law and to the extent a public market for the Stock exists, as determined by the Company, by delivery of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price; or (v) by a combination of the methods described in (i), (ii), (iii) and (iv). If the person exercising the Option is not the Recipient, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided for above, the Company shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased.

(k) Designation of Beneficiary. Each Recipient shall designate, on a form provided by the Committee, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Such Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Option Agreements.

(l) Nontransferability of Option. No Option is assignable or transferable by the Recipient to whom it is granted other than by will or under the laws of descent and distribution, except pursuant to this paragraph. The Recipient may transfer, not for value, all or part of the Option to any Family Member. For the purpose of this paragraph, a “not for value” transfer is a transfer which is (i) a gift or (ii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Recipient) in exchange for an interest in that entity. Following a transfer under this paragraph, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Recipient. Subsequent transfers of transferred Options are prohibited except to Family Members of the Recipient in accordance with this paragraph or by will or the laws of descent and distribution. The limitations on exercise in Section 6(e) above shall continue to be applied with respect to the Recipient, such that the Option shall be exercisable by the transferee only to the extent, and for the periods specified in this Agreement, and the shares may be subject to repurchase by the Corporation or its assignee.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister-in-law, including adoptive relationships of the Recipient, any person sharing the Recipient’s household (other than a tenant or employee), a trust in which any one or more of these persons (or the Recipient) have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Recipient) control the management of assets, and any other entity in which one or more of these persons (or the Recipient) own more than fifty percent of the voting interests.

     7.     Transferability and Sale of Shares.

(a) Nontransferability. The Recipient shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock purchased pursuant to an Option to anyone without first offering them to the Company for purchase on the same terms and conditions as those offered the proposed transferee. If the Recipient wishes to make such a transfer, the Recipient shall first notify the Company, in writing, of the identity of the transferee and the terms and conditions of such transfer. The Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or a portion of such Stock, provided that the Company provides notice of its election to purchase such Stock within thirty (30) days after receiving such notice of the proposed transfer. The purchase price to be paid by the Company for such Stock offered to the Company shall be the Fair Market Value of the Stock on the date of the Recipient’s notice. In the event that the Company determines that it cannot or will not exercise its rights under this Section 7(a), in whole or in part, the Company may assign its rights, in whole or in part, to (i) any stockholder of the Company (a “Stockholder”), (ii) any employee benefit plan (within the meaning of § 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company for the benefit of employees of the Company (a “Plan”), or (iii) any company or other trade or business that is controlled by or under common control with the Company (determined in accordance with the principles of Section 414(b) and (c) of the Code and the regulations thereunder) (an “Affiliate”). The Company shall give reasonable written notice to the Recipient or other registered owner of the shares of Stock of any assignment of its rights. If the Company (or a permitted assignee) fails to exercise such right of first refusal during this 30-day period, the Recipient may complete the proposed transfer at any time within the next forty-five (45) days. If the Recipient fails to complete such transfer within the forty-five (45) day period, the restrictions of this Subsection 7(a) shall apply again, so that the Recipient must offer the Stock to the Company in accordance with this Subsection 7(a) before any transfer occurs. The restrictions of this Subsection 7(a) shall also apply to any person to whom Stock that was originally acquired pursuant to the exercise of an Option is sold, pledged, assigned, bequeathed, gifted, or otherwise transferred. Any transfer which does not comply with this Subsection 7(a) shall be null and void. Notwithstanding the foregoing, the restrictions of this Subsection 7(a) shall not apply to a transfer of shares of Stock that occurs as a result of the death of the Recipient or of any subsequent transferee (but shall apply to any transfer proposed by the executor, administrator or personal representative, the estate, and the legatees, beneficiaries and heirs thereof).

(b) Repurchase Rights. Upon termination of the Recipient’s service as a director of the Company, for any reason, the Company shall have the right, exercisable by written notice to the registered owner of such shares of Stock, for a period of twelve months following such termination, to repurchase any or all of the shares of Stock acquired by the Recipient by reason of the exercise of an Option at a price equal to the Fair Market Value of such shares on the date notice is given to the Recipient of exercise of this right. Upon the exercise of the Option, in whole or in part, at a time when the Recipient no longer serves as a director of the Company, the Company shall have the right, for a period of twelve months following such exercise, to repurchase any or all of the shares of Stock acquired upon such exercise at a price equal to the Fair Market Value of such shares on the date notice is given to the Recipient of exercise of this right. The Company may assign its rights hereunder, in whole or in part, to a Stockholder, a Plan, or an Affiliate. The Company shall give reasonable written notice to the Recipient (or other registered owner of the shares of Stock) of any assignment of its rights. The Company does not intend to exercise its repurchase rights during the first six months after exercise of an Option to the extent that it would result in adverse financial accounting effects on the Company.

(c) Publicly Traded Stock. If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, the foregoing restrictions of this Section 7 shall terminate as of the first date that the Stock is so listed, quoted, or publicly traded.

(d) Installment Payments. In the case of any purchase of shares of Stock under this Section 7, at the option of the Company or its permitted assignee or delegee, the Company or its permitted assignee or delegee may pay the Recipient or other registered owner of the shares of Stock the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company or its permitted assignee or delegee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

(e) Legend. In order to enforce the restrictions imposed upon shares of Stock under this Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Agreement that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

     8.     Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements (if any) at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes with respect to any Option under this Plan.

     Options can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

     Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

     9.     Effect of Changes in Capitalization or Change in Control.

(a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date an Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Recipient immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Exercise Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Exercise Price per share. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to the Option and/or (ii) the exercise price of the Option to reflect such distribution.

(b) Reorganization in Which the Company Is the Surviving Company. Subject to Subsection (c) of this Section, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, each Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Exercise Price per share so that the aggregate Exercise Price thereafter shall be the same as the aggregate Exercise Price of the shares remaining subject to the Option immediately before such reorganization, merger, or consolidation.

(c) Change in Control. In the event that a Change in Control occurs, the Board may (i) make provisions in connection with such transaction for the continuation of each Option, (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under each Option, (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert each Option into an option of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity, (iv) terminate all Options outstanding under the Plan effective upon the date of the applicable transaction and either make, within 60 days after the date of the applicable transaction, a cash payment to each Recipient equal to the difference between the exercise price of the Recipient’s Option and the Fair Market Value, as of the date of the applicable transaction, of the Shares subject to the Option, or give each Recipient the right to exercise, in whole or in part, the vested portion of the Option for thirty (30) days immediately before the occurrence of such termination, or (v) accelerate the expiration of each Option to a date not earlier than the fifteenth day after the date of the applicable transaction; provided, however, that the Board determines that any such modification does not have a substantial adverse economic impact on the Recipient, as determined at the time of such transaction.

(d) Adjustments. Adjustments required by this Section relating to the Stock shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

     10.     Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

     11.     Amendment and Termination of Plan. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Persons are subject. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Option was granted or the holder currently entitled to exercise it. Nothing under this Plan shall limit the right of the Company to create another plan providing Options, Incentive Stock Options or Controlled Stock grants.

     12.     Expenses of Plan. The Company shall bear the expenses of administering the Plan.

     13.     Duration of Plan. Options may be granted under this Plan only during the 10 years immediately following the original effective date of this Plan.

     14.     Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

     15.     Effective Date. The effective date of this Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.

Adopted by the Board of Directors on January 22, 2002 and amended May 31, 2002.

Approved by the Shareholders on

APPENDIX B

Southern Security Bank Corporation
Employees Stock Option Plan

     1.     Purpose. The purpose of the Southern Security Bank Corporation Employees Stock Option Plan (the “Plan”) is to further the interests of Southern Security Bank Corporation, a Delaware corporation (the “Company”), by providing incentives in the form of grants of incentive stock options and nonqualified stock options to key employees and other persons who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions or strategic relationships with the Company and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company’s continued success and progress. This program will also assist the Company in attracting and retaining key persons.

     2.     Definitions. The following definitions shall apply to this Plan:

(w) “Affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

(x) “Authorized Shares” means the total number of shares which the charter or articles of incorporation permits the Company to issue.

(y) “Award” means, individually or collectively, a grant under the Plan of a an Incentive Stock Option or Nonqualified Stock Option.

(z) “Board” means the board of directors of the Company.

(aa) “Change in Control” means any of the following events:

(iv) any person (as such term is used in Section 13(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 30% or more of the Company’s outstanding voting shares or of securities of the Company that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing 30% or more of the combined voting power of all Voting Securities of the Company;

(v) individuals who, as of the Effective Date of the Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

(vi) approval by the shareholders of the Company of either of the following:

C. a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the Voting Securities resulting from such Merger in substantially the same proportions as immediately before such Merger; or

D. a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(bb) “Code” means the Internal Revenue Code of 1986, as amended.

(cc) “Committee” means the Compensation Committee as constituted by the Board from time to time. If the Compensation Committee ceases to exists for whatever reason, “Committee” means the Board.

(dd) “Common Stock” means the Class A Common Stock, par value $.01 per share of the Company.

(ee) “Company” means Southern Security Bank Corporation.

(ff) “Date of Grant” means the date or time when the Company completes the corporate action constituting the grant of an Option.

(gg) “Effective Date” means the date as determined in Section 16 herein.

(hh) “Eligible Employee” means any individual who performs or has in the past performed services for the Company or any Affiliate thereof, whether as an employee, consultant or other independent contractor.

(ii) “Employee” means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

(jj) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(kk) “Fair Market Value” means the fair market value of the Common Stock. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the mean between the high and low sales prices of the Common Stock as reported by The NASDAQ Stock Market on that date or, if the Common Stock is listed on a stock exchange, the mean between the high and low sales prices of the stock on that date, as reported in The Wall Street Journal. If trading in the stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine in good faith the fair market value of the Shares, at least one time each calendar year, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company’s current and projected earnings.

(ll) “Incentive Stock Option” means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or Subsidiary of the Company or a predecessor corporation of any such corporation.

(mm) “Initial Public Offering” means the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Exchange Act covering the sale and offer of the Common Stock.

(nn) “Nonqualified Stock Option” means a stock option granted pursuant to the Plan that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or Subsidiary of the Company or a predecessor corporation of any such corporation.

(oo) “Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

(pp) “Option Agreement” means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of an Option Award granted to the Recipient.

(qq) “Option Shareholder” shall mean a Recipient who has acquired shares upon exercise of an Option.

(rr) “Option Shares” means Shares that a Recipient receives upon exercise of an Option.

(ss) “Plan” means the Southern Security Bank Corporation Employees Stock Option Plan as amended from time to time.

(tt) “Recipient” means an Eligible Employee who receives an Award.

(uu) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(vv) “Subsidiary” means any corporation that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions of the Plan applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

     3.     Administration. This Plan will be administered by the Committee. The Committee has the exclusive power to select the Recipients of Awards pursuant to this Plan, to establish the terms of the Awards granted to each Recipient, and to make all other determinations necessary or advisable under the Plan, provided that all Option grants shall be approved by the Board. The Committee has the sole and absolute discretion to determine whether the performance of an Eligible Employee warrants an Award under this Plan, and to determine the size and type of the Award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan’s administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient’s employment for purposes of the Plan. Any determinations made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

     4.     Shares Subject to Plan. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be subject to Awards under the Plan shall be five hundred thousand (500,000) shares. If an Award should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to such Award shall, unless the Plan has then terminated, be available for other Awards under the Plan.

     5.     Eligibility. Any Eligible Employee that the Committee in its sole discretion designates is eligible to receive an Award under this Plan; provided, however, that Incentive Stock Options may be granted to Employees only. The grant of an Award to a Recipient in any year does not require the grant of an Award to such Recipient in any other year. Furthermore, the Company may grant different Awards to different Recipients and the Committee has full discretion to choose whether to grant Awards to any Eligible Employee. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Awards, including, without limitation: (i) the financial condition of the Company; (ii) the expected profits for the current or future years; (iii) the contributions of a prospective Recipient to the profitability and success of the Company; (iv) the existence and quality of a strategic relationship with the Company or its Affiliates, and (v) the adequacy of the prospective Recipient’s other compensation. Recipients may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company, whether or not the previously granted benefits have been fully exercised or vested. A Recipient’s right, if any, to continue to serve the Company and its Affiliates as an officer, Employee, or otherwise will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any Affiliate, as the case may be, to terminate at any time the employment or other relationship of any Recipient.

     6.     Options. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient will satisfy the following requirements:

(m) Written Agreement. Each Option granted to a Recipient will be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

(n) Number of Shares. Each Option Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

(o) Exercise Price. Except as provided in Section 6(l), the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee on the Date of Grant, but shall not be less than the Fair Market Value of the Share on the Incentive Stock Option’s Date of Grant. The exercise price of each Share subject to a Nonqualified Stock Option shall equal the exercise price designated by the Committee on the Date of Grant.

(p) Duration of Option. Except as provided in Section 6(l), an Incentive Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or at such earlier date as is set by the Committee in establishing the terms of the Incentive Stock Option at grant. A Nonqualified Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or at such earlier or later date as is set by the Committee in establishing the terms of the Nonqualified Stock Option at grant. If a Recipient’s employment or affiliation with the Company terminates before the expiration date of an Option granted to the Recipient, the Option shall expire on the date stated in the Option Agreement. If no date is provided in the Option Agreement, the Option shall expire on the earliest of the dates described in subsections (f), (g), (h), and (i) of this Section; provided that an Incentive Stock Option shall not expire later than the tenth anniversary of its Date of Grant.

(q) Vesting of Option. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time.

(r) Death. In the case of the death of a Recipient, an Incentive Stock Option granted to the Recipient shall expire on the date that is eighteen (18) months after the Recipient’s death, or if earlier, the Option’s expiration date. During the eighteen-month period following the Recipient’s death, the Incentive Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 9 herein. In the case of the death of a Recipient, a Nonqualified Stock Option granted to the Recipient shall expire on the date that is eighteen (18) months after the Recipient’s death, or if earlier, the Option’s expiration date, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of such eighteen-month period. During the period beginning on the date of the Recipient’s death and ending on the date the Nonqualified Stock Option expires, the Nonqualified

Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 9 herein.

(s) Disability. In the case of the total and permanent disability of a Recipient and a resulting termination of employment with the Company, an Incentive Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient’s last day of employment, or, if earlier, the Option’s expiration date. During the one-year period following the Recipient’s termination of employment by reason of disability, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 9 herein. In the case of the total and permanent disability of a Recipient and a resulting termination of employment with the Company, a Nonqualified Stock Option granted to the Recipient shall expire on the date that is eighteen (18) months after the Recipient’s last day of employment, or, if earlier, the Option’s expiration date, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of such eighteen (18) month period. During the period beginning on the date of the Recipient’s termination of affiliation by reason of disability and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 9 herein.

(t) Retirement. If the Recipient’s employment with the Company terminates by reason of normal retirement under the Company’s normal retirement policies, an Incentive Stock Option granted to the Recipient will expire ninety (90) days after the last day of employment, or, if earlier, on the Option’s expiration date. During the 90-day period following the Recipient’s normal retirement, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 9 herein. If the Recipient’s affiliation with the Company terminates by reason of normal retirement, a Nonqualified Stock Option granted to the Recipient will expire ninety (90) days after the last day of affiliation with the Company, or, if earlier, on the Option’s expiration date, unless the Committee sets an earlier or later expiration date in the terms of the Option Agreement or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Recipient’s normal retirement. During the period beginning on the date of the Recipient’s normal retirement and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 9 herein.

(u) Termination of Service or Affiliation. If a Recipient ceases employment with the Company for any reason other than death, disability, or retirement (as described above) or if a Recipient other than an Employee ceases affiliation with the Company for any reason other than death, disability, or retirement, an Option granted to the Recipient shall lapse ninety (90) days following the last day that the Recipient is employed by or affiliated with the Company. Notwithstanding any provisions set forth herein, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or Subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient’s discharge for cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by or affiliated with the Company.

(v) Conditions Required for Exercise. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Option Agreement. Furthermore, Options granted to Employees under the Plan shall be exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 8 of the Plan. Each Agreement shall specify any additional conditions required for the exercise of the Option.

(w) Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

(x) Maximum Option Grants. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

(y) Method of Exercise. An Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the President of the Company, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised. Payment of the Exercise Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made either (i) in cash or in immediately available or next day funds; (ii) through the tender to the Company of shares of Stock which are already owned by the Recipient and which shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; (iii) to the extent permitted by applicable law and not prohibited by any agreement to which the Company is a party, by the delivery of cash in an amount equal to the par value of the shares of Stock for which the Option is being exercised and the execution and delivery of a non-recourse, partial recourse or full recourse promissory note of the Recipient to the Company in the principal amount equal to the balance of such exercise price and having a interest rate and other terms acceptable to the Company; (iv) to the extent permitted by applicable law and to the extent a public market for the Stock exists, as determined by the Company, by delivery of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price; or (v) by a combination of the methods described in (i), (ii), (iii) and (iv). If the person exercising the Option is not the Recipient, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided for above, the Company shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased.

(z) Loan from Company to Exercise Option. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall make application to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a Promissory Note and any other documents deemed necessary by the Committee.

(aa) Designation of Beneficiary. Each Recipient who is an individual shall designate, on a form provided by the Committee, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Such Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Option Agreements.

(bb) Nontransferability of Option. An Option granted under this Section to a Recipient who is an individual is not transferable except by will or the laws of descent and distribution. During the lifetime of such Recipient, all rights of the Option are exercisable only by him or her.

     7.     Transferability and Sale of Shares.

(a) Nontransferability. The Recipient shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock purchased pursuant to an Option to anyone without first offering them to the Company for purchase on the same terms and conditions as those offered the proposed transferee. If the Recipient wishes to make such a transfer, the Recipient shall first notify the Company, in writing, of the identity of the transferee and the terms and conditions of such transfer. The Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or a portion of such Stock, provided that the Company provides notice of its election to purchase such Stock within thirty (30) days after receiving such notice of the proposed transfer. The purchase price to be paid by the Company for such Stock offered to the Company shall be the Fair Market Value of the Stock on the date of the Recipient’s notice. In the event that the Company determines that it cannot or will not exercise its rights under this Section 7(a), in whole or in part, the Company may assign its rights, in whole or in part, to (i) any stockholder of the Company (a “Stockholder”), (ii) any employee benefit plan (within the meaning of § 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company for the benefit of employees of the Company (a “Plan”), or (iii) any company or other trade or business that is controlled by or under common control with the Company (determined in accordance with the principles of Section 414(b) and (c) of the Code and the regulations thereunder) (an “Affiliate”). The Company shall give reasonable written notice to the Recipient or other registered owner of the shares of Stock of any assignment of its rights. If the Company (or a permitted assignee) fails to exercise such right of first refusal during this 30-day period, the Recipient may complete the proposed transfer at any time within the next forty-five (45) days. If the Recipient fails to complete such transfer within the forty-five (45) day period, the restrictions of this Subsection 7(a) shall apply again, so that the Recipient must offer the Stock to the Company in accordance with this Subsection 7(a) before any transfer occurs. The restrictions of this Subsection 7(a) shall also apply to any person to whom Stock that was originally acquired pursuant to the exercise of an Option is sold, pledged, assigned, bequeathed, gifted, or otherwise transferred. Any transfer which does not comply with this Subsection 7(a) shall be null and void. Notwithstanding the foregoing, the restrictions of this Subsection 7(a) shall not apply to a transfer of shares of Stock that occurs as a result of the death of the Recipient or of any subsequent transferee (but shall apply to any transfer proposed by the executor, administrator or personal representative, the estate, and the legatees, beneficiaries and heirs thereof).

(b) Repurchase Rights. Upon termination of the Recipient’s employment or other relationship with the Company, for any reason, the Company shall have the right, exercisable by written notice to the registered owner of such shares of Stock, for a period of twelve months following such termination, to repurchase any or all of the shares of Stock acquired by the Recipient by reason of the exercise of an Option at a price equal to the Fair Market Value of such shares on the date notice is given to the Recipient of exercise of this right. Upon the exercise of the Option, in whole or in part, at a time when the Recipient no longer is an employee or independent contractor of the Company, the Company shall have the right, for a period of twelve months following such exercise, to repurchase any or all of the shares of Stock acquired upon such exercise at a price equal to the Fair Market Value of such shares on the date notice is given to the Recipient of exercise of this right. The Company may assign its rights hereunder, in whole or in part, to a Stockholder, a Plan, or an Affiliate. The Company shall give reasonable written notice to the Recipient (or other registered owner of the shares of Stock) of any assignment of its rights. The Company does not intend to exercise its repurchase rights during the first six months after exercise of an Option to the extent that it would result in adverse financial accounting effects on the Company.

(c) Publicly Traded Stock. If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, the foregoing restrictions of this Section 7 shall terminate as of the first date that the Stock is so listed, quoted, or publicly traded.

(d) Installment Payments. In the case of any purchase of shares of Stock under this Section 7, at the option of the Company or its permitted assignee or delegee, the Company or its permitted assignee or delegee may pay the Recipient or other registered owner of the shares of Stock the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company or its permitted assignee or delegee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

(e) Legend. In order to enforce the restrictions imposed upon shares of Stock under this Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Agreement that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

     8.     Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes with respect to any Award under this Plan.

     Awards can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

     Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

     9.     Effect of Changes in Capitalization or Change in Control.

(a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date an Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Recipient immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Exercise Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Exercise Price per share. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to the Option and/or (ii) the exercise price of the Option to reflect such distribution.

(b) Reorganization in Which the Company Is the Surviving Company. Subject to Subsection (c) of this Section, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, each Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Exercise Price per share so that the aggregate Exercise Price thereafter shall be the same as the aggregate Exercise Price of the shares remaining subject to the Option immediately before such reorganization, merger, or consolidation.

(c) Change in Control. In the event that a Change in Control occurs, the Board may (i) make provisions in connection with such transaction for the continuation of each Option, (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under each Option, (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert each Option into an option of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity, (iv) terminate all Options outstanding under the Plan effective upon the date of the applicable transaction and either make, within 60 days after the date of the applicable transaction, a cash payment to each Recipient equal to the difference between the exercise price of the Recipient’s Option and the Fair Market Value, as of the date of the applicable transaction, of the Shares subject to the Option, or give each Recipient the right to exercise, in whole or in part, the vested portion of the Option for thirty (30) days immediately before the occurrence of such termination, or (v) accelerate the expiration of each Option to a date not earlier than the fifteenth day after the date of the applicable transaction; provided, however, that the Board determines that any such modification does not have a substantial adverse economic impact on the Recipient, as determined at the time of such transaction.

(d) Adjustments. Adjustments required by this Section relating to the Stock shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

     10.     Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Award.

     11.     Amendment and Termination of Plan. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Employees are subject. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Award granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Award was granted or the holder currently entitled to exercise it. Nothing under this Plan shall limit the right of the Company to create another plan providing Nonqualified Stock Options, Incentive Stock Options or Controlled Stock grants.

     12.     Expenses of Plan. The Company shall bear the expenses of administering the Plan.

     13.     Duration of Plan. Awards may be granted under this Plan only during the 10 years immediately following the original effective date of this Plan.

     14.     Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

     15.     Effective Date. The effective date of this Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.

Adopted by the Board of Directors on January 22, 2002 and amended May 31, 2002.

Approved by the Shareholders on      .

PANAMERICAN BANCORP
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
On September 19, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PANAMERICAN BANCORP

The undersigned shareholder(s) of PanAmerican Bancorp hereby appoints G. Carlton Marlowe and Samuel S. Caliendo, or either of them (with full power to act alone), with full power of substitution, as proxy or proxies, to represent and vote as designated below all Voting Common Stock of PanAmerican Bancorp (“PanAmerican”), which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of PanAmerican to be held at PanAmerican’s Corporate Office at 3475 Sheridan Street Hollywood, Florida at 5:00 p.m. on Thursday, September 19, 2002, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are authorized to vote on the following matters to the extent the shares represented are entitled to vote.

1.     ELECTION OF DIRECTORS                      Nominees are listed below

[ ]	FOR the election of all nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

James F. Partridge, Timothy S. Butler, G. Carlton Marlowe, Alberto Valle, and Michael Golden to serve as Class III Directors until the Annual Meeting of Shareholders in 2005 and Nelson Famadas to serve as a Class II Director to serve until the Annual Meeting of Shareholders in 2004.

INSTRUCTION: To withhold authority to vote for any indicated nominee, write the name of the nominee(s) in the following space: ____________________________

2. To adopt a Directors Stock Option Plan with a maximum aggregate number of Shares that may be subject to Options under the Plan shall be five hundred thousand (500,000) shares.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

     3.     To adopt an Employees Stock Option Plan with a maximum aggregate number of Shares that may be subject to Options under the Plan shall be five hundred thousand (500,000) shares; and

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.     SAID PROXIES ARE GIVEN DISCRETION TO VOTE UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED IN PROPOSAL NO. 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS.

Please sign exactly as name appears above. When signing as attorneys, executors, administrators, trustee or guardian, please give full title as such. Proxies issued by a corporation should be signed with full corporate name by a duly authorized officer or officers. If a partnership, please sign the partnership name by an authorized person. For joint tenants, each owner should sign.

Dated ______________________________	______________________________ (Signature of Stockholder[s])

___________________________________ (Signature of Stockholder[s])

PLEASE SIGN, DATE, AND RETURN PROXY